Exhibit 4.16

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

AMEDICA CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No. AWC-	Issue Date: , 2012

This certifies that, for value received,                                           (the “Holder”), is entitled to subscribe for and purchase up to                  (                ) shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of Amedica Corporation, a Delaware corporation (the “Company”), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, the term “Common Stock” shall mean the Company’s presently authorized Common Stock, $0.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock purchasable upon exercise or conversion of this Warrant.

1. Term of Warrant. The purchase or conversion right represented by this warrant (hereinafter the “Warrant”) is exercisable, in whole or in part, at any time up to an including 5:00 (New York City time) on the on the third anniversary of the date hereof in accordance with the terms hereof.

Unless otherwise exercised by the Holder, this Warrant shall terminate at, and shall not be exercisable following, 5:00 (New York City time) on the on the third anniversary of the date hereof (the “Expiration Time”).

2. Warrant Price. The initial exercise price of this Warrant shall be equal to $2.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the “Warrant Price”).

3. Method of Exercise or Conversion; Payment; Issuance of New Warrant.

(a) Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer in United States dollars, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within thirty (30) days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder hereof within such thirty (30) day period.

4. Stock Fully Paid; Reservation of Shares. All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Adjustment of Purchase Price and Number of Shares. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

(a) Reclassification, Consolidation or Merger. Subject to the provisions of Section 10 hereof, in case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock. The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) or (b)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any of Section 5 (a) through (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 11(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

8. Compliance with the Securities Act.

(a) Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment for such Holder’s own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares unless this Warrant has been registered under the Securities Act and applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Securities Act is not required.

(b) Investment Representations. Without limiting the generality of Section 8(a) hereof, unless the offer and sale of any Warrant Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Common Stock in accordance with this Warrant unless and until the Holder shall have executed a document containing the investment representations substantially as set forth in Exhibit 1 hereto, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

(c) Legends. Certificates delivered to the Holder pursuant to this Warrant shall bear the following legends or legends in substantially similar form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A WARRANT DATED APRIL 18, 2011 WITH THIS COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST.”

(d) Lock-Up Provision. The Holder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Holder is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Warrant Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Warrant Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the Financial Industry Regulatory Authority, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Holder has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Warrant Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

9. Transfer and Exchange of Warrant and Warrant Shares.

(a) Transfer. This Warrant and the Warrant Shares may not be transferred by the Holder except as expressly permitted herein.

(b) Additional Restrictions. It shall be a condition precedent to the validity of any sale or other transfer of any Warrant Shares by the Holder that the following restrictions be complied with (except as hereinafter otherwise provided):

(i) No Warrant Shares owned by the Holder may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, during the term of this Warrant, except in accordance with the terms and conditions hereinafter set forth.

(ii) In the event of the closing of the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock for the account of the Company resulting in gross offering proceeds to the Company of not less than $50 million (a “Qualified IPO”), the Holder may transfer the Warrant Shares owned by the Holder upon the expiration of the Lock-Up Period.

(iii) In the event the Holder’s engagement is terminated by the Company during the term of this Warrant, the Company shall have the option, but not the obligation, to repurchase all or any part of the Warrant Shares issued pursuant to this Warrant. In the event the Company does not, upon the termination of Holder’s engagement by the Company, exercise its option to repurchase Warrant Shares pursuant to this Section 9, the restrictions otherwise set forth in this Warrant shall not thereby lapse, and the Holder for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Warrant Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 9:

(A)	The per share repurchase price of the Warrant Shares to be sold to the Company upon exercise of its repurchase option under this Section 9 shall be equal to the Fair Market Value of each such Warrant Share as determined in good faith by the Company’s board of directors.

(B)	The Company’s option to repurchase the Holder’s Warrant Shares in the event the Holder’s engagement is terminated by the Company shall be valid for a period of one (1) year commencing with the date of such termination.

(C)	In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Holder’s Warrant Shares pursuant to this Section 9, the Company shall notify the Holder in writing of its intent to repurchase the Warrant Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 9(iii)(B) for exercise of the Company’s option to repurchase.

(D)

The written notice to the Holder shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”). The date specified shall not be less than (ten) 10 days nor more than sixty (60) days from the date of the mailing of the notice, and the Holder or his or her successor in interest with respect to the Warrant Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Holder or his or her successor in interest and the Warrant Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Holder or his or her successor in interest.

(c) Failure to Deliver Warrant Shares. In the event that the Holder or his or her successor in interest fails to deliver the Warrant Shares to be repurchased by the Company pursuant to this Warrant, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Holder or his or her successor in interest upon delivery of such Warrant Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Warrant Shares from the Holder to the Company and to treat the Holder and such Warrant Shares in all respects as if delivery of such Warrant Shares had been made as required by this Warrant. The Holder hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(d) Stock Dividends, Etc. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Warrant shall be added to the Warrant Shares subject to the Company’s rights to repurchase pursuant to this Warrant. If the Company shall distribute to its shareholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Warrant Shares then subject to the restrictions contained in this Warrant, shall be added to the Warrant Shares subject to the Company’s rights to repurchase pursuant to this Warrant.

(e) Subdivision of Shares. If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Warrant Shares then subject to the restrictions contained in this Warrant such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Warrant Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Warrant.

(f) No Duty to Disclose. The Holder acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Holder any material information regarding the business of the Company or affecting the value of the Warrant Shares before, at the time of, or following the expiration of this Warrant, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

10. Termination Upon Certain Events. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate

Transaction”), this Warrant shall terminate on the effective date of such merger, consolidation or sale (the “Termination Date”) and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (1) the Company shall have given the Holder written notice of such Termination Date at least ten (10) days prior to the occurrence thereof and (2) the Holder shall have the right until 5:00 p.m., New York City time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

11. Miscellaneous.

(a) No Rights as Shareholder. No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Company shall not be required to transfer any Warrant Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Warrant, or to treat as owner of such Warrant Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Warrant Shares shall have been so sold, assigned or otherwise transferred, in violation of this Warrant.

(b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(c) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company’s books and records or at such other address as the holder may have provided to the Company in writing.

(d) Amendment and Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

(f) Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

(g) Parties in Interest. This Warrant shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Warrant, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant to Purchase Common Stock is executed as of this 29th day of February, 2012.

AMEDICA CORPORATION

By:
Reyn E. Gallacher
Chief Financial Officer

EXHIBIT 1

NOTICE OF EXERCISE

TO: Amedica Corporation

1. Check Applicable Line Below:

The undersigned hereby elects to purchase                  shares of Common Stock of Amedica Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3. The undersigned is aware that the shares of Common Stock have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Notice of Exercise. The undersigned understands that because the Common Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Common Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

4. The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Common Stock, (2) it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company, and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

5. The undersigned hereby represents and warrant that it is purchasing the Common Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Common Stock. The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Common Stock, or (2) the Company receives an opinion satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

6. The undersigned has considered the federal, state and any foreign income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.

Signature

Date

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